Exhibit 99.1
JLL Income Property Trust
Acquires Sacramento Area Medical Center

Chicago (September 14, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $7.0 billion in portfolio equity and debt investments, announced the acquisition of Roseville Outpatient Center, a Class A medical outpatient building totaling approximately 42,000 square feet for a purchase price of approximately $19 million.

The property is a Class A single-story medical outpatient building located in Roseville, CA, an affluent suburban submarket of the Sacramento MSA. It is currently 95% leased to a mix of tenants, anchored by a leading integrated healthcare tenant, with an approximately 12-year weighted average lease term. The property is located half a mile from a larger hospital campus and was fully redeveloped in 2024 with buildouts and improvements to equip the building for specialized medical uses. The region boasts positive population and income growth trends, with median household incomes and home values well above national averages.

“Roseville Outpatient Center is an excellent addition to our healthcare portfolio," said Allan Swaringen, President and CEO of JLL Income Property Trust. "An aging, growing patient base is driving healthcare spending, and technology shifts are bringing more affordable care to outpatient facilities. Given these trends, we are seeing healthcare traffic shift away from larger hospitals toward outpatient centers, driving demand for purpose-built medical facilities. The sector can require high buildout costs, and available space is quite scarce in this submarket, all pointing to long-term tenant demand for properties like these.”

Healthcare real estate has been a mainstay in the JLL Income Property Trust portfolio since inception. As of this recent investment, healthcare investments comprise 10% of the total $7.0 billion portfolio, with $667 million in assets across 26 properties.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that owns a growing portfolio of real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),

JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.

LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages $86.8 billion of assets in private and public real estate equity and debt investments as of Q1 2026. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results

This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com